UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware	1-32268 333-202666-01	11-3715772 20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 25, 2018, Kite Realty Group, L.P. (the “Operating Partnership”) entered into a Term Loan Agreement (the “Agreement”) with KeyBank National Association, as Administrative Agent (the “Agent”), and the other lenders party thereto, providing for an unsecured term loan facility of up to $250 million (the “Term Loan”). The Term Loan ranks pari passu with the Operating Partnership’s existing $600 million unsecured revolving credit facility and $200 million unsecured term loan facility documented in the Operating Partnership’s Fifth Amended and Restated Credit Agreement, dated as of July 28, 2016, as amended (the “Existing Credit Agreement”), and other unsecured indebtedness of the Operating Partnership.

The Term Loan has a scheduled maturity date of October 24, 2025, which maturity date may be extended for up to three additional periods of one year at the Operating Partnership’s option subject to certain conditions.

The Operating Partnership has the option to increase the Term Loan to $300 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Agreement, to provide such increased amounts. The Operating Partnership is permitted to prepay the Term Loan in whole or in part, at any time, subject to a prepayment fee if prepaid on or before October 25, 2023.

Subject to certain exceptions, the Term Loan will bear interest at a rate of, at the Operating Partnership’s election, LIBOR plus an applicable margin of 200 to 255 basis points or a base rate plus an applicable margin of 100 to 155 basis points, in each case depending on the Operating Partnership’s leverage ratio. At the one-time irrevocable election of the Operating Partnership, the applicable margin may be based on the Operating Partnership’s credit rating instead of its leverage ratio, resulting in an interest rate of, at the Operating Partnership’s election, LIBOR plus an applicable margin of 200 to 250 basis points or a base rate plus 100 to 150 basis points, in each case depending on the credit rating of the Operating Partnership or Kite Realty Group Trust (the “Company”).

The Agreement contains a number of customary financial covenants, including a maximum leverage ratio, secured and unsecured leverage ratios and a fixed charge coverage ratio. The Agreement also contains restrictive covenants that, among other things, restrict the ability of the Operating Partnership, the Company and their subsidiaries to enter into transactions with affiliates, merge, consolidate, transfer or lease their assets, make certain investments and create liens. These financial and restrictive covenants are substantially similar to the covenants contained in the Existing Credit Agreement.

The Agreement contains customary events of default, including payment defaults, cross defaults with certain other indebtedness (including the Existing Credit Agreement), breaches of covenants and bankruptcy events. In the case of an event of default, the lenders may, among other remedies, accelerate the payment of all obligations.

The proceeds of the Term Loan will be used by the Operating Partnership for the repayment of indebtedness and other general corporate purposes.

Further, pursuant to a Springing Guaranty (the “Springing Guaranty”), dated as of October 25, 2018, the Company agreed to guaranty all obligations under the Agreement upon the occurrence of, but not prior to, certain specified events, including without limitation (i) the Company entering into or conducting any business other than in connection with the ownership, acquisition and disposition of general or limited partnership interests in the Operating Partnership and the management of the business of the Operating Partnership, (ii) the Company guaranteeing, or otherwise becoming obligated in respect of, any debt (other than certain permitted debt or obligations) or (iii) the occurrence of certain bankruptcy or insolvency events with respect to the Company or the Operating Partnership.

The foregoing summary is not complete and is qualified in its entirety by reference to a copy of the Agreement attached hereto as Exhibit 10.1 and a copy of the Springing Guaranty attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 1.02              Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

In 2015, the Operating Partnership obtained a seven year unsecured term loan in the aggregate principal amount of $200 million pursuant to the term loan agreement, dated as of October 26, 2015 (the “2015 Agreement”), among the Operating Partnership, the Agent and the other lenders party thereto.  The material terms of the 2015 Agreement are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 30, 2015 and July 29, 2016, and are incorporated herein by reference.

On October 25, 2018, in connection with closing under the Term Loan, the Company paid $200.5 million to pay off all outstanding obligations under the 2015 Agreement, including all fees associated with such payoff.  As a result, the 2015 Agreement was terminated.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

On October 25, 2018, subject to and in accordance with the terms and conditions of the Agreement, the Operating Partnership made a draw on the Term Loan in the amount of $250 million.

Item 7.01              Regulation FD Disclosure.

On October 25, 2018, the Company issued a press release regarding the Term Loan. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

                The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Term Loan Agreement, dated as of October 25, 2018, by and between Kite Realty Group, L.P., KeyBank National Association, as Administrative Agent, and the other lenders party thereto.
10.2	Springing Guaranty, dated as of October 25, 2018, by Kite Realty Group Trust.
99.1	Kite Realty Group Trust Press Release, dated October 25, 2018.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Term Loan Agreement, dated as of October 25, 2018, by and among Kite Realty Group, L.P., KeyBank National Association, as Administrative Agent, and the other lenders party thereto.
10.2	Springing Guaranty, dated as of October 25, 2018, by Kite Realty Group Trust.
99.1	Kite Realty Group Trust Press Release, dated October 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: October 25, 2018	By:	/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel and Corporate Secretary

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

Date: October 25, 2018	By:	/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel and Corporate Secretary